Exhibit 10.1

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of June 25, 2014, is entered into by and among Eclipse Resources Corporation, a Delaware corporation (the “Company”), Eclipse Resources Holdings, L.P., a Delaware limited partnership (“Eclipse Holdings”), CKH Partners II, L.P., a Pennsylvania limited partnership (“CKH Partners”), The Hulburt Family II Limited Partnership, a Pennsylvania limited partnership (“Hulburt Family II”), Kirkwood Capital, L.P., a Pennsylvania limited partnership (“Kirkwood”), EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap VIII”), EnCap Energy Capital Fund VIII Co-Investors, L.P., a Texas limited partnership (“EnCap VIII Co-Invest”), EnCap Energy Capital Fund IX, L.P., a Texas limited partnership (“EnCap IX” and, together with EnCap VIII and EnCap VIII Co-Invest, the “EnCap Funds”), and Eclipse Management, L.P., a Delaware limited partnership (“Eclipse Management” and, together with Eclipse Holdings, CKH Partners, Hulburt Family II, Kirkwood and the EnCap Funds, the “Principal Stockholders”).

RECITALS

WHEREAS, the Company is currently contemplating an underwritten public offering (the “IPO”) of shares of Common Stock (as defined below); and

WHEREAS, in connection with the completion of the IPO, the Company and the Principal Stockholders wish to set forth certain understandings among such parties, including with respect to certain corporate governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a specified Person is a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified; provided, that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of an investment in the Company.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of the Company.

“CKH Partners” has the meaning set forth in the preamble to this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Eclipse Holdings” has the meaning set forth in the preamble to this Agreement.

“Eclipse Management” has the meaning set forth in the preamble to this Agreement.

“EnCap VIII” has the meaning set forth in the preamble to this Agreement.

“EnCap VIII Co-Invest” has the meaning set forth in the preamble to this Agreement.

“EnCap IX” has the meaning set forth in the preamble to this Agreement.

“EnCap Directors” has the meaning set forth in Section 2.1(a)(iii) of this Agreement.

“EnCap Entities” means the EnCap Funds and their respective Affiliates.

“EnCap Funds” has the meaning set forth in the preamble to this Agreement.

“Equity Securities” means any equity securities of the Company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, any equity securities of the Company.

“Hulburt Family II” has the meaning set forth in the preamble to this Agreement.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Kirkwood” has the meaning set forth in the preamble to this Agreement.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and applicable stock exchange or stock market rules and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result including, but not limited to: (i) the inclusion of an individual in the slate of nominees to the Board recommended to the stockholders of the Company; (ii) soliciting proxies or consents in favor of the election of an individual to the Board; (iii) voting (whether at an annual or special meeting) or providing a written consent or proxy with respect to shares of Common Stock; (iv) calling or attending meetings in person or by proxy for the purposes of obtaining quorum and causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company; (v) causing members of the Board to act in a certain manner or causing them to be removed in the event they do not act in such a manner; (vi) executing agreements and instruments; and (vii) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Principal Stockholders” has the meaning set forth in the preamble to this Agreement.

“Proceeding” has the meaning set forth in Section 4.7 of this Agreement.

“Selected Courts” has the meaning set forth in Section 4.7 of this Agreement.

1.2 Rules of Construction. Unless the context otherwise requires:

(a) References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(b) References to Articles and Sections shall refer to articles and sections of this Agreement, unless otherwise specified;

(c) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(d) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and

(e) References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified.

ARTICLE 2

GOVERNANCE MATTERS

2.1 Board of Directors.

(a) The Company and the Principal Stockholders shall take all Necessary Action to cause the Board to include the following members:

(i) Benjamin W. Hulburt, for so long as he serves as President and Chief Executive Officer of the Company;

(ii) Christopher K. Hulburt, for so long as he serves as the Executive Vice President, Secretary and General Counsel of the Company; and

(iii) Up to five persons designated by the EnCap Funds (the “EnCap Directors”); provided, that the number of members that the EnCap Funds shall have the right to designate shall not exceed the product of the total number of current seats on the Board multiplied by the percentage of outstanding shares of Common Stock then Beneficially Owned by the EnCap Entities, rounded to the nearest whole number. The “percentage of outstanding shares of Common Stock then Beneficially Owned by the EnCap Entities,” as such phrase is used in the preceding sentence, shall be deemed to not exceed the lowest percentage of outstanding shares of Common Stock Beneficially Owned by the EnCap Entities as of any date following the date of this Agreement. In the event that the number of members of the Board the EnCap Funds have the right to designate pursuant to this Section 2.1(a) shall be less than the current number of sitting board members designated by the EnCap Funds, any such excess sitting board member shall tender his or her resignation to the Board. The EnCap Funds hereby initially designate D. Martin Phillips, Robert L. Zorich, Douglas E. Swanson, Jr. and Mark E. Burroughs, Jr. to serve as their director designees pursuant to this Section 2.1(a)(iii).

(b) The Company and the Principal Stockholders shall take all Necessary Action to cause Benjamin W. Hulburt to be elected Chairman of the Board.

(c) So long as the EnCap Entities Beneficially Own at least 50% or more of the outstanding shares of Common Stock, unless the EnCap Funds elect otherwise, the Company and the Principal Stockholders shall take all Necessary Action to cause at least one EnCap Director (as is selected by the EnCap Funds from among the current EnCap Directors) to be a member of each committee of the Board (subject to any requirements imposed by law or by the rules of any national securities exchange on which the Common Stock may be listed or traded).

(d) So long as the EnCap Funds are entitled to designate one or more individuals to serve on the Board pursuant to Section 2.1(a)(iii), the EnCap Funds shall have the right to remove such person (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company and the Principal Stockholders, and the Company and the Principal Stockholders shall take all Necessary Action to cause such removal.

(e) In connection with the required resignation of any director designated by the EnCap Funds pursuant to this Section 2.1, such director may tender his resignation in advance of the date on which such resignation is required pursuant to this Section 2.1 and the Board shall have the right to decline to accept such resignation, in which case such director shall continue to serve on the Board until the earlier of his subsequent resignation, death, disability or removal. Notwithstanding the foregoing, any director designated by the EnCap Funds may elect to have his resignation be effective immediately upon tender.

(f) In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a director designated by the EnCap Funds, the EnCap Funds shall be entitled to designate an individual to fill the vacancy created by such death, disability, resignation or removal so long as the total number of persons that will serve on the Board as designees of the EnCap Funds following the filling of such vacancy will not exceed the total amount of persons the EnCap Funds are entitled to designate pursuant to this Section 2.1 on the date of such replacement designation. The Company and the Principal Stockholders shall take all Necessary Action to cause such replacement designee to become a member of the Board.

(g) In the event the size of the Board is increased or decreased at any time, the number of directors of the Board subject to designation by the EnCap Funds pursuant to Section 2.1(a)(iii) following such increase or decrease shall equal the product of the total number of seats on the increased or decreased Board multiplied by the percentage of seats on the Board subject to the EnCap Funds’ designation rights pursuant to Section 2.1(a)(iii) immediately prior to such increase or decrease, rounded to the nearest whole number.

2.2 Other Matters Subject to Stockholder Vote. Subject to Section 2.1, each Principal Stockholder shall be entitled to instruct Eclipse Holdings to vote, in such Principal Stockholder’s sole discretion, the number of shares of Common Stock held by Eclipse Holdings as of the applicable voting record date that such Principal Stockholder would receive pursuant to the terms of the limited partnership agreement of Eclipse Holdings following the complete distribution on such record date of the shares of Common Stock held by Eclipse Holdings on such record date. Subject to Section 2.1, following any actual distribution of shares of Common Stock by Eclipse Holdings, each Principal Stockholder shall be entitled to vote such distributed shares of Common Stock in such Principal Stockholder’s sole discretion.

2.3 Certain Restrictions. No Principal Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock or Equity Securities if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or arrangements are with other Principal Stockholders, holders of shares of Common Stock or Equity Securities that are not parties to this Agreement or otherwise). Each Principal Stockholder agrees to cause a transferee of its shares of Common Stock that is an Affiliate of such Principal Stockholder to become a party to this Agreement. Following such transfer, such transferee shall be considered a Principal Stockholder.

2.4 Reimbursement of Expenses. The Company shall reimburse each director designated pursuant to Section 2.1 for all reasonable and documented out-of-pocket expenses incurred in connection with such director’s participation in the meetings of the Board or any committee of the Board, including all reasonable and documented travel, lodging and meal expenses.

2.5 D&O Insurance. The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Board.

ARTICLE 3

EFFECTIVENESS AND TERMINATION

3.1 Effectiveness. Upon the closing of the IPO, this Agreement shall thereupon be deemed to be effective. However, to the extent the closing of the IPO does not occur, the provisions of this Agreement shall be without any force or effect.

3.2 Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as none of the Principal Stockholders Beneficially Own any shares of Common Stock, (b) such time as the EnCap Funds are no longer entitled to designate members of the board of directors pursuant to Section 2.1, and (c) the delivery of written notice to the Company by all of the Principal Stockholders, requesting the termination of this Agreement. Further, at such time as a particular Principal Stockholder no longer Beneficially Owns any shares of Common Stock, all rights and obligations of such Principal Stockholder under this Agreement shall terminate.

ARTICLE 4

MISCELLANEOUS

4.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been given hereunder when personally delivered, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

(a)	if to the Company, to:

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Attention: General Counsel

(b)	if to the EnCap Funds, to:

EnCap Energy Capital Fund VIII, L.P.

EnCap Energy Capital Fund VIII Co-Investors, L.P.

EnCap Energy Capital Fund IX, L.P.

c/o EnCap Investments L.P.

1100 Louisiana Street, Suite 4900

Houston, Texas 77002

Attention: Mark E. Burroughs, Jr.

(c)	if to the Principal Stockholders (other than the EnCap Funds), to:

c/o Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

4.2 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

4.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

4.5 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

4.6 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

4.7 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Principal Stockholders at their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

4.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the EnCap Funds may assign any of its respective rights hereunder to any of their respective Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(Signature page follows.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name: Benjamin W. Hulburt
Title: President and Chief Executive Officer

ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name: Benjamin W. Hulburt
Title: President and Chief Executive Officer

[Stockholders Agreement (Eclipse Resources Corporation)]

ENCAP ENERGY CAPITAL FUND VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name: Robert L. Zorich
Title: Managing Partner

ENCAP ENERGY CAPITAL FUND VIII CO-INVESTORS, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII Co- Investors, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name: Robert L. Zorich
Title: Managing Partner

[Stockholders Agreement (Eclipse Resources Corporation)]

ENCAP ENERGY CAPITAL FUND IX, L.P.

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital Fund IX, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name: Robert L. Zorich
Title: Managing Partner

[Stockholders Agreement (Eclipse Resources Corporation)]

THE HULBURT FAMILY II LIMITED PARTNERSHIP

By:	BWH Management Company II, LLC,
General Partner of The Hulburt Family II Limited Partnership

By:	/s/ Benjamin W. Hulburt
Name: Benjamin W. Hulburt
Title: Manager

CKH PARTNERS II, L.P.

By:	CKH Management Company II, LLC
General Partner of CKH Partners II, L.P.

By:	/s/ Christopher K. Hulburt
Name: Christopher K. Hulburt
Title: Manager

KIRKWOOD CAPITAL, L.P.

By:	Mountaineer Ventures, LLC,
General Partner of Kirkwood Capital, L.P.

By:	/s/ Thomas S. Liberatore
Name: Thomas S. Liberatore
Title: Manager

ECLIPSE MANAGEMENT, L.P.

By:	Eclipse Management GP, LLC,
General Partner of Eclipse Management, L.P.

By:	/s/ Benjamin W. Hulburt
Name: Benjamin W. Hulburt
Title: President and Chief Executive Officer

[Stockholders Agreement (Eclipse Resources Corporation)]